Exhibit 21
SUBSIDIARIES OF CAVCO INDUSTRIES, INC.
as of March 29, 2025
Cavco Industries, Inc., Delaware
Cavco Manufacturing, LLC, Delaware
SH Acquisitions, LLC, Delaware
Solitaire de Mexico S. de R.L. de C.V., Mexico
Diamond Homes Transport, LLC, Oklahoma
Elliott Manufactured Homes, Inc., Oklahoma
MH Group, LLC, Oklahoma
Palm Harbor Villages, Inc., Delaware
Catskill-Valley Homes, LLC, Delaware
CRG Holdings, LLC, Delaware
CH Development, LLC, Nevada
Craftsman Homes, LLC, Nevada
JPB Investments, LLC, Delaware
Dealers Network, LLC, Arizona
Alta Cima Corporation, Arizona
Kesterson Retail, LLC, Texas
Palm Harbor Villages Real Estate, LLC, Texas
Solitaire Holdings, LLC, Oklahoma
Solitaire Homes, LLC, Texas
Solitaire Manufactured Homes, LLC, Oklahoma
Country Place Acceptance Corp., Nevada
Country Place Acceptance GP, LLC, Texas
Country Place Acceptance LP, LLC, Delaware
Country Place Mortgage, Ltd., Texas
Standard Casualty Company, Texas
American Traditions Insurance Company, Florida
T.J. MGA, LLC, Florida
Standard Insurance Agency, Inc., Texas
Palm Harbor Insurance Agency of Texas, Inc., Texas
Mangrove Cell 70PC, Protected Cell Company
Echo Financing, LLC, Delaware